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                                                                    Exhibit 24.1

                                POWER OF ATTORNEY


         KNOW BY ALL MEN BY THESE PRESENTS, that each of the undersigned, a director or officer or both, of MotivePower Industries, Inc., a Pennsylvania corporation (the "Company"), does hereby appoint Jeannette Fisher-Garber and William F. Fabrizio, and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Form S-8 Registration Statements, and any and all amendments thereto (including post-effective amendments), relating to the registration of shares to be issued in connection with (i) the MotivePower Industries, Inc. Stock Incentive Plan, (ii) the MotivePower Industries, Inc. Stock Option Plan for Non-Employee Directors, (iii) the MotivePower, Inc. (401(k)) Savings Plan, and (iv) the MotivePower Industries, Inc. Deferred Compensation Plan and the MotivePower Industries, Inc. Deferred Compensation Plan for Michael A. Wolf, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, with full power and authority to do and perform each and every act and thing necessary or desirable to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has subscribed these presents this 14th day of July, 1999.


                                              /s/ John C. Pope
                                            --------------------------------
                                            John C. Pope

                                              /s/ Michael A. Wolf
                                            --------------------------------
                                            Michael A. Wolf

                                              /s/ William F. Fabrizio
                                            --------------------------------
                                            William F. Fabrizio

                                              /s/ David L. Bonvenuto
                                            --------------------------------
                                            David L. Bonvenuto

                                              /s/ Gilbert E. Carmichael
                                            --------------------------------
                                            Gilbert E. Carmichael

                                              /s/ Ernesto Fernandez Hurtado
                                            --------------------------------
                                            Ernesto Fernandez Hurtado

                                              /s/ Lee B. Foster II
                                            --------------------------------
                                            Lee B. Foster II

                                              /s/ James P. Miscoll
                                            --------------------------------
                                            James P. Miscoll

                                              /s/ Nicholas J. Stanley
                                            --------------------------------
                                            Nicholas J. Stanley